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                                                                    Exhibit 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use in the Prospectuses constituting part of this Registration Statement on Form S-3 of Snyder Communications, Inc. of our report dated May 30, 1997, on the financial statements of Brann Holdings Limited as of and for the three years ended December 31, 1996 which appear in such Prospectuses. We also consent to the reference to us under the heading "Experts" in such Prospectuses.


                                          PRICE WATERHOUSE

Price Waterhouse
Chartered Accountants
  and Registered Auditors
Bristol, England
May 15, 1998